Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com

TAPESTRY, INC. APPOINTS EVA ERDMANN AS CEO & BRAND PRESIDENT OF KATE SPADE

New York, August 1, 2024 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, today announced the appointment of Eva Erdmann as CEO & Brand President of Kate Spade.  Ms. Erdmann will join the brand in October, succeeding Liz Fraser, who is leaving the Company in September.  Upon her arrival, Ms. Erdmann will report directly to Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., and will become a member of the Company’s Executive Committee.

Ms. Erdmann has a proven track record of leading global consumer brands and teams.  Ms. Erdmann joins Kate Spade from L’Oréal where she served as the Global President of Urban Decay Cosmetics since 2018, driving the successful transformation of the brand, highlighted by a return to global revenue growth and strong profit gains.  As CEO & Brand President of Kate Spade, Ms. Erdmann will have oversight of all aspects of the business, with a focus on accelerating innovation to drive consumer connections and sustainable global growth.

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.TAPESTRY.COM

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said, “I am excited to welcome Eva to Kate Spade.  She is a talented global brand-builder with a deep understanding of the rapidly evolving consumer landscape and a demonstrated ability to cultivate desire, cultural relevance, and passionate communities for distinctive luxury brands.  I am confident she is the right leader to unlock the significant runway for growth at the iconic Kate Spade brand.”

Joanne Crevoiserat continued, “On behalf of the entire organization, we thank Liz for her passion and dedication to Kate Spade and wish her well in her next chapter.  Under her leadership, we advanced our strategies, refocusing the brand on its distinctive DNA, and creating the foundation for the future.”

Eva Erdmann, said, “I am honored to join Kate Spade.  It is a truly special and purpose-driven brand with a unique position in the marketplace and significant expansion opportunities.  I look forward to collaborating with the team to advance the mission of this powerful brand – bringing joy and self-expression to consumers around the world – and driving profitable growth for years to come.”

About Eva Erdmann

Eva Erdmann is a highly accomplished global brand-builder and leader.  Most recently, since 2018, Eva served as Global President of Urban Decay at L’Oréal, where she successfully led the transformation of the brand, delivering strong revenue and profit growth.  During her time at L’Oréal, which spanned over 15 years, she held a number of senior management positions within the Luxury division.  This included General Manager of Lancôme France, where she reinvigorated the brand in the market, and Global Marketing SVP of Make-up and Perfumes at Yves Saint Laurent Beauté, which delivered strong growth during her tenure driven by the successful execution of its brand modernization strategies and iconic product development.  In addition, Eva spent several years in marketing at Christian Dior Beauty, an LVMH-owned brand, where she played an instrumental role in crafting and driving the international growth initiatives for Europe and the Asia Pacific region.   Eva received a master’s degree in engineering from ENSGI and a master’s degree in marketing from HEC Paris.

Upcoming Events

The Company is maintaining its Fiscal 2024 financial outlook and expects to report Fiscal 2024 fourth quarter and full year results on Thursday, August 15, 2024.

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About Tapestry, Inc.

Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements regarding the company’s financial outlook or financial performance and statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," “expectation,” “proposed acquisition,” “looks forward to,” “move forward,” “working expeditiously,” “potential,” "intend," "estimate," "continue," "guidance," "forecast," “outlook,” “commit,” "anticipate," “goal,” “leveraging,” “sharpening,” transforming,”  “create,” accelerating,” “expand,” “unlock,” “generate,” “enhancing,”  “innovation,” “drive,” “targeting,” “assume,” “plan,” “effort,” “progress,” “confident,”  “future,” “uncertain,” “achieve,” “strategic,”  “growth,” “vision,” “we can stretch what’s possible,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of economic conditions, recession and inflationary measures, the impact of the Covid-19 pandemic, risks associated with operating in international markets and our global sourcing activities, the ability to anticipate consumer preferences and retain the value of our brands, including our ability to execute on our e-commerce and digital strategies, the ability to successfully implement the initiatives under our growth strategy, the effect of existing and new competition in the marketplace, our ability to control costs, the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cybersecurity threats and privacy or data security breaches, our ability to protect against infringement of our trademarks and other proprietary rights, the impact of tax and other legislation, the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products, our ability to achieve intended benefits, cost savings and synergies from acquisitions including our proposed acquisition of Capri Holdings Limited (“Capri”), the anticipated impact of the proposed acquisition of Capri on the combined company’s business and future financial and operating results, the anticipated closing date for the proposed acquisition of Capri, the satisfaction of the conditions precedent to consummation of the proposed acquisition of Capri, including the ability to secure regulatory approval in the United States on the terms expected, at all or in a timely manner, the outcome of the antitrust lawsuit by the Federal Trade Commission against us and Capri related to the consummation of the proposed acquisition, the impact of pending and potential future legal proceedings, and the risks associated with climate change and other corporate responsibility issues, etc. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

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